                        PURCHASE AND ASSUMPTION AGREEMENT


                                 BY AND BETWEEN


                        HOUSEHOLD BANK, f.s.b., AS SELLER


                                       AND


                           SUN BANCORP, INC., AS BUYER


                            DATED AS OF JULY 17, 1998

                                TABLE OF CONTENTS



Section I   Purchase of Assets                                              Page
                                                                            ----

   1.01     Purchase and Sale of Assets                                        5
   1.02     Calculation of Purchase Price                                      7
   1.03     Allocation of Purchase Price                                       9

Section II  Assumption of Liabilities

   2.01     Assumption of Liabilities                                         10

Section III Representations and Warranties

   3.01     Representations and Warranties of Seller                          11
   3.02     Representations and Warranties of Buyer                           16

Section IV  Pre-Closing Covenants

   4.01     Investigations                                                    17
   4.02     Operations in the Ordinary Course                                 18
   4.03     Deposit Pricing                                                   19
   4.04     Employees                                                         19
   4.05     Insurance                                                         22
   4.06     Regulatory Approvals                                              22
   4.07     Assignments of Leases and Assumed Contracts                       22
   4.08     Best Efforts                                                      23
   4.09     Notice of Claims                                                  23
   4.10     Casualty to the Branches                                          23
   4.11     Notices to Customers                                              23
   4.12     Disclosures                                                       23
   4.13     Conversion                                                        24
   4.14     Non-solicitation                                                  24
   4.15     Materials                                                         24
   4.16     Buyer's Certificate of Deposit                                    24
   4.17     Christina Lease                                                   25

Section V   Post-Closing Items

   5.01     Returned Items                                                    25
   5.02     Transfer of Safe Deposit Box Business                             28
   5.03     Assistance Clause                                                 29

Section VI   Closing

    6.01     Closing Date                                                     29
    6.02     Updating Schedules                                               30
    6.03     Actions at Closing                                               30
    6.04     Method of Settlement                                             31
    6.05     Adjustment of Expenses and Fees                                  32


Section VII  Conditions to Obligations of Buyer

    7.01     Covenants                                                        32
    7.02     Representations                                                  32
    7.03     Litigation                                                       33
    7.04     Consents                                                         33

Section VIII Conditions to Obligations of Seller

    8.01     Covenants                                                        33
    8.02     Representations                                                  33
    8.03     Litigation                                                       34

Section IX   Conditions to Obligations of Both Parties

    9.01     Conditions to Obligations of Both Parties                        34

Section X    Termination

   10.01     Termination                                                      34

SECTION XI   Indemnification

   11.01     Indemnification by Seller                                        35
   11.02     Indemnification by Buyer                                         36

Section XII     Miscellaneous

   12.01        Notices                                                       37
   12.02        Expenses                                                      37
   12.03        Entire Agreement, Modifications                               37
   12.04        Successors and Assigns                                        38
   12.05        Counterparts                                                  38
   12.06        Governing Law                                                 38
   12.07        Arbitration of Disputes                                       38
   12.08        Enforcement                                                   38
   12.09        Construction                                                  39
   12.10        Severability                                                  39
   12.11        Waiver                                                        39
   12.12        Remedies Cumulative                                           39
   12.13        Parties in Interest                                           39

                        PURCHASE AND ASSUMPTION AGREEMENT

                   This PURCHASE AND ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of the 17th day of July, 1998, by and between Household Bank, f.s.b., a federally chartered savings bank with its principal office at 700 Wood Dale Road, Wood Dale, IL 60191 ("Seller"), and Sun Bancorp, Inc., a New Jersey corporation with its principal office at 226 Landis Avenue, Vineland, New Jersey ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, subject to the approval of bank regulatory authorities as set forth in Section 4.06 hereof, Seller desires to sell certain assets and transfer certain liabilities, and Buyer desires to purchase certain assets and assume certain liabilities (the "Transaction") associated with certain of Seller's branch offices as set forth on the attached Schedule A hereto (the "Branches,").

         NOW, THEREFORE, for and in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

                                   DEFINITIONS
                                   -----------

         "Account Loans" means all loans of Seller on the security of the Accounts, including interest, fees and unposted activity.

         "Accounts" means all deposit liabilities associated with the Branches as shown on the books and records of Seller as of the close of business on the Closing Date, including accrued but unpaid interest, fees and unposted activity related to those liabilities, and including closed accounts, but excluding accounts which Seller cannot lawfully transfer to Buyer or which are subject to or involved in any form of litigation, including accrued but unpaid interest, fees and unposted activity.

         "Assumed Contracts" means Seller's rights under or created by all equipment leases, maintenance contracts, and other contracts relating to the Branches, which are assumed by Buyer.

         "Branch Leases" means leases where Seller is lessee of real property upon which a Branch is operated.

         "Branches" means Seller's branch offices set forth on Schedule A.

         "Business Day" means any day other than (a) Saturday or Sunday, or (b) a day in which financial institutions in the state of Delaware are authorized or required by law, executive order or governmental decree to be closed.

         "Buyer's CD" has the meaning set forth in Section 4.16 of this Agreement.

         "Cash on Hand" means all teller working cash, petty cash, ATM cash, cash in transit and vault cash at the Branches as of the close of business on the closing Date.

         "Classified Loans" means loans for which full payment of principal or interest is no longer anticipated and which are deemed substandard, doubtful or a loss according to regulatory standards.

         "Closing Date" means December 17, 1998.

         "Code" means the Internal Revenue Code of 1986.

         "Commercial Loans" means all of Seller's secured and unsecured commercial loans carried on the books of Seller with respect to Seller's banking business as of the close of business on the Closing Date, plus accrued interest, fees and unposted activity.

         "Commercial   Repurchase   Agreements"   means  the   obligations   and
liabilities of Seller arising from and after the Closing Date under any commercial repurchase agreements entered into by the Seller.

         "Consumer Loans" means all of Seller's secured and unsecured consumer loans carried on the books of Seller with respect to the Branches, including loans made on the security of the obligor's home equity in residential real estate and other consumer loans, as of the close of business on the Closing Date, plus accrued interest, fees and unposted activity.

         "Contractual Delinquency Terms" means the method of determining delinquency using the payment due dates under the Accountholder agreement. An account is contractually delinquent if a payment equal to 90% or more of the scheduled payment is not received by its due date.

         "Conversion" means the conversion of the data for the Accounts from Seller's data processing system to Buyer's data processing system as described in Section 4.13 of this Agreement.

         "Designated Employees" has the meaning set forth in Section 4.04 of this Agreement.

         "Employees" has the meaning set forth in Section 4.04 of this Agreement.

         "Laws" means all federal, state, city and county laws, rules, regulations, orders, judgments, injunctions, decrees and awards (and interpretations thereof) applicable to either the parties hereto or the transactions contemplated hereby.

         "Leases" means, collectively, the Branch Leases and the Tenant Leases.

         "Letters of Credit" means obligations and liabilities of Seller arising from and after the Closing Date under any letters of credit issued by Seller in connection with any Commercial Loans.

         "Liabilities" means the liabilities described in Section 2.01.

         "Loan Instruments" means the documentation evidencing the Loans.

         "Loans" or "Loan Portfolio" means the Account Loans, Overdraft Loans, Consumer Loans and Commercial Loans.

         "Mistakes-in-Fact" has the meaning set forth in Section 1.02.

         "Net Book Value" means net book value as determined  from the books and
records  of  Seller,  in  accordance  with  regulatory   accounting   principles
consistently applied.

         "Nonperforming Asset" means an asset originally acquired to earn income that is currently not earning income.

         "Nonperforming   Loans"   means   loans  that  are  ninety   (90)  days
contractually past due or on nonaccrual status.

         "Obligors" means the obligors, makers, co-makers, guarantors, endorsers of debtors on the Loans.

         "Operational Staff" has the meaning set forth in Section 4.04 of this Agreement.

         "OTS" means the Office of Thrift Supervision.

         "Overdraft Loans" means Sellers' unsecured overdraft loans, including negotiable order of withdrawal line of credit account, relating to the Accounts, as of the close of business on the Closing Date, plus accrued interest, fees and unposted activity.

         "Person"  means  any  individual,   corporation,   partnership,  trust,
organization, firm or other entity, or any governmental or regulatory agency of other body.

         "Personal Property" means all furniture, fixtures, equipment, improvements and other items of tangible personal property located at the Branches and owned by the Seller as of the close of business on the Closing Date, including without limitation any existing signage fixtures, and all personal property used in connection with the safe deposit box business being transferred to Buyer under the Agreement.

         "Preliminary Purchase Price" has the meaning set forth in Section 1.02(b).

         "Premium  Adjustment  Amount" has the meaning set forth in Section 1.02
(a) of this Agreement .

         "Premium Adjustment Date" has the meaning set forth in Section 1.02(a) of this Agreement.

         "Purchase Price" has the meaning set forth in Section 1.02(a).

         "Records" means all records and original documents relating to the Assets and Liabilities being transferred to Buyer under the Agreement, excluding Seller's transactional records.

         "Regulatory Accounting Principles" means accounting principles set forth by financial institution regulators for use by regulated financial institutions.

         "Related Accounts" has the meaning set forth in Section 2.01 (f).

         "Residual Assets" has the meaning set forth in Section 1.01 (l) of this Agreement.

         "Returned Items" has the meaning set forth in Section 5.01 of this Agreement.

         "Safe Deposit Box Business" means all safe deposit box business located at the Branches as of the close of business on the Closing Date.

         "SAIF" means the Saving Association Insurance Fund of the FDIC.

         "Tax" or "Taxes" has the meaning set forth in Section 11.01 of this Agreement.

         "Taxpayer Information" has the meaning set forth in Section 5.01(i) of this Agreement.

         "Tenant Leases" means leases where Seller is lessor or sublessor of real property as any Branch.

         "Training Program" has the meaning set forth in Section 4.04 of this Agreement.

         "Transaction" means the transaction contemplated by this Agreement.

         "Withholding Obligations" has the meaning set forth in Section 5.01(e) of this Agreement.

                                    ARTICLE I
                               PURCHASE OF ASSETS
                               ------------------

         Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller agrees to sell, convey, assign and transfer to Buyer, and Buyer agrees to purchase and accept, all right, title and interest of Seller in and to the following assets (collectively, the "Assets") as of the close of business on the Closing Date (as defined in Section 6.01) except as otherwise specifically set forth herein:

                   (a) Records. All records and original documents relating to the Assets and Liabilities (as defined in Section 2.01) being transferred to Buyer hereunder, excluding Seller's transactional records (collectively, the "Records"); provided that should Buyer require records or other information retained by Seller, Seller shall promptly perform the required research on behalf of Buyer and make copies of, and excerpts from, such records as reasonably required by Buyer, and should Seller require records or other information provided to Buyer, Buyer shall promptly perform the required research on behalf of Seller and make copies of, and excerpts from, such records as reasonably required by Seller. The cost of such research shall be borne by the requesting party, based on the schedule of fees for such services provided to customers of the party providing such records.

                   (b) Leases. Assignment of Seller's right, title and interest in and to (i) any lease where Seller is the lessee (the "Branch Leases") of real property upon which the Branches are operated, as set forth in Schedule A hereto, and (ii) any lease or sublease where Seller is the lessor or sublessor of real property at any Branch (the "Tenant Leases"). True and complete copies of the Branch Leases and Tenant Leases (collectively, the "Leases") have been delivered by Seller to Buyer.

                   (c) Personal Property. All furniture, fixtures, equipment, improvements and other items of tangible personal property owned by the Seller located at the Branches as of the close of business on the Closing Date, including without limitation any existing signage fixtures, and all personal property owned by the Seller used in connection with the safe deposit box business being transferred to Buyer hereunder (collectively, the "Personal Property"). A true and complete list, to the best of Seller's knowledge, of the Personal Property as of June 30, 1998, is set forth on Schedule C hereto. The parties acknowledge that Schedule C shall be updated as of the Closing Date in accordance with Section 6.02 hereof. If, prior to the Closing Date, an item of Personal Property is stolen, destroyed or otherwise lost, such item shall be excluded from the sale contemplated hereby, and the term "Personal Property" as used herein shall exclude such item. If, prior to the Closing Date, an item of Personal Property is damaged by fire or other casualty, such item, if reasonably repairable, shall be sold to Buyer (in accordance with the provisions hereof) and the insurance proceeds relating to such item, if any, shall be assigned to Buyer, it being understood that if such item is not reasonably repairable, it shall be excluded from the sale contemplated hereby.

                   (d) Account Loans. All loans of Seller for which written documentation of such loan facility exists on the security of the Accounts (as defined in Section 2.01(a)) as of the close of business on the Closing Date, plus accrued interest, fees and unposted activity (the "Account Loans"). A true and complete list, to the best of Seller's knowledge, of Account Loans as of June 30, 1998, is set forth on Schedule D hereto. The parties acknowledge that Schedule D shall be updated as of the Closing Date in accordance with Section
6.02 hereof.

                   (e) Overdraft Loans. All of Seller's unsecured overdraft loans, including negotiable order of withdrawal line of credit accounts, relating to the Accounts, for which written documentation of such loan facility exists, excluding loans 30 days contractually Past Due as of the close of business on the Closing Date, plus accrued interest, fees and unposted activity (the "Overdraft Loans"). A true and complete list of Overdraft Loans as of June 30, 1998, is set forth on Schedule E hereto. The parties acknowledge that Schedule E shall be updated as of the Closing Date in accordance with Section 6.02.

                   (f) Consumer Loans. All of Seller's secured and unsecured consumer loans carried on the books of Seller excluding loans 30 days contractually Past Due with respect to the Branches, including loans made on the security of the obligor's home equity in residential real estate and other consumer loans, as of the close of business on the Closing Date, plus accrued interest, fees and unposted activity (the "Consumer Loans"). A true and complete list, to the best of Seller's knowledge, of Consumer Loans as of June 30, 1998, is set forth on Schedule F hereto. The parties acknowledge that Schedule F shall be updated as of the Closing Date in accordance with Section 6.02 hereof.

                   (g) Commercial Loans. All of Seller's secured and unsecured commercial loans carried on the books of Seller excluding Nonperforming or Classified Loans with respect to Seller's banking business as of the close of business on the Closing Date, plus accrued interest, fees and unposted activity (the "Commercial Loans"). A true and complete list, to the best of Seller's knowledge, of Commercial Loans as of June 30, 1998, is set forth on Schedule G hereto. The parties acknowledge that Schedule G shall be updated as of the Closing Date in accordance with Section 6.02 hereof.

                   (h) Assumed Contracts. Seller's rights under or created by all equipment leases, maintenance contracts, and other contracts relating to the Branches, which contracts as of June 30, 1998, are listed on Schedule H hereto (collectively, the "Assumed Contracts"). The Buyer shall inform Seller in writing within thirty (30) days of the date hereof which, if any, of the Assumed Contracts the Buyer would like the Seller to assign to the Buyer as of the Closing Date. Buyer hereby waives any rights or interest in or with respect to any Assumed Contracts not included by Buyer within such notice, and Seller may proceed to cancel or terminate any such Assumed Contracts. The parties acknowledge that Schedule H shall be updated as of the Closing Date in accordance with Section 6.02 hereof.

                   (i) Cash on Hand. All teller working cash, petty cash, ATM cash, cash in transit and vault cash at the Branches as of the close of business on the Closing Date (the "Cash on Hand") subject to joint audit as of the Closing Date.

                   (j) Safe Deposit Box Business. All safe deposit box business located at the Branches as of the close of business on the Closing Date (the "Safe Deposit Box Business"). A true and complete list of safe deposit boxes as of June 30, 1998 is set forth on Schedule I hereto. The parties acknowledge that
Schedule I shall be updated as of the Closing  Date in  accordance  with Section
6.02 hereto. Seller will also provide an inventory of the contents of previously drilled boxes. Prior to or on the Closing Date, Seller will deliver to Buyer copies of all safe deposit box lease agreement forms in its possession, along with Seller's records identifying the location, lessee, lease term, and lease rate of the safe deposit boxes at the Branches.

                   (k)  Consignment   Business.   All   consignment   activities
including travelers checks, food stamps and DART tickets, as of close of business on the Closing Date.

                   (l) Residual Assets. All of the remaining intangible assets including goodwill associated with the Assets and Liabilities to be transferred to the Buyer hereunder, prepaid expenses and security deposits, insurance commissions receivable, and miscellaneous receivables (the "Residual Assets").

         Section 1.02  Calculation of Purchase Price.

         (a) The purchase price to be paid in consideration of the sale of the Assets to, and assumption of the Liabilities by, the Buyer shall equal the difference between (A) the outstanding balances and accrued interest on the Accounts as of the close of business on the Closing Date and (B) the sum of (i) the Premium, as defined below, (ii) the net book value of the Personal Property as of the close of business on the last day of the month immediately preceding the Closing Date, (iii) the amount of Cash on Hand, (iv) the net book value of the Account Loans (v) the net book value of the Overdraft Loans, (vi) the net book value of the Consumer Loans, and (vii) the net book value of the Commercial Loans (the "Purchase Price"). The Premium is an amount equal to (i) $24,000,000 less (ii) $1,000,000 of Seller's Loan Loss Reserves, the result of which shall be adjusted ninety days after the Closing Date (the "Premium Adjustment Date") by (iii) the Premium Adjustment Amount. The "Premium Adjustment Amount" shall be the product of (i) a fraction the numerator of which is $23,000,000 and the denominator of which is the balance of the Accounts on the Closing Date, times
(ii) the amount, if any, by which the aggregate Related Account balances on the Closing Date exceed the aggregate Related Account balances on the Premium Adjustment Date; provided, however, that the Premium Adjustment Amount shall not be payable with respect to any Related Account which Buyer has repriced, or has sent notice to the Account holder about any potential repricing, between the Closing Date and the Premium Adjustment Date. In the event that the Purchase Price calculation in this subsection results in a positive number, Seller shall pay Buyer the Purchase Price. In the event the Purchase Price calculation in this subsection results in a negative number, Buyer shall pay Seller the absolute value of the Purchase Price. The payment formula referred to above is for the sole purpose of determining the amount to be paid and transferred by the Seller to the Purchaser hereunder and shall not constitute an allocation of the purchase price for any particular asset being transferred or liability being assumed.

         (b) Because certain components of the Purchase Price will not be finally determinable until after the Closing Date, the party making a payment, as determined in subsection (a) above, shall pay the other party, by wire transfer of immediately available funds by 2:00 p.m. eastern local time on the Closing Date an amount equal to the outstanding balances and accrued interest on the Accounts as of the close of business on the third business day preceding the Closing Date reduced by the sum of (i) $23,000,000 (ii) the net book value of the Personal Property as of the close of business on the last day of the month immediately preceding the Closing Date, (iii) the amount of Cash on Hand, (iv) the net book value of the Account Loans, (v) the net book value of the Overdraft Loans, (vi) the net book value of the Consumer Loans, and (vii) the net book value of the Commercial Loans (the "Preliminary Purchase Price"). In the event that the Preliminary Purchase Price calculation in this subsection results in a positive number, Seller shall pay Buyer the absolute value of such number. In the event that the Preliminary Purchase Price calculation in this subsection results in a negative number, Buyer shall pay Seller the absolute value of such number. The Seller shall deliver to the Buyer on the business day immediately preceding the Closing Date a preliminary settlement statement setting forth a calculation of the Preliminary Transfer Amount (Exhibit F).

         (c) The Seller shall deliver to the Buyer no later than fifteen (15) business days after the Closing Date a final settlement statement (Exhibit G) setting forth a calculation of the Purchase Price (excluding the Premium Adjustment Amount) and the difference between the Purchase Price (excluding the Premium Adjustment Amount) and the Preliminary Purchase Price. The difference between the Purchase Price (excluding the Premium Adjustment Amount) and the Preliminary Purchase Price shall be paid by wire transfer of funds by the Buyer to the Seller or by the Buyer to the Seller, as applicable, no later than fifteen (15) days after the Closing Date. Any such amount shall accrue interest at the Federal Funds Rate in effect on the Closing Date from the Closing Date to the date of payment. Further, any errors on Accounts or accrued interest thereon, or other amounts ("Mistakes-in-Fact") which are determined as of the date of the final settlement statement shall be reconciled as of such date and appropriate adjustments of payments shall be made to the Seller or the Buyer, as appropriate, at such time. Notwithstanding the foregoing, or anything else herein to the contrary, any Mistakes-in-Fact which shall be determined by the Seller or the Buyer thereafter related to the transaction consummated under this Agreement shall nevertheless be reconciled by adjustment or payment to the Seller or the Buyer, as appropriate, within fifteen (15) days of such determination, provided that any such Mistakes-in-Fact must be determined by June 30, 1999 in order for a claim to be made with respect thereto.

         (d) The Buyer shall deliver to the Seller no later than fifteen (15) business days after the Premium Adjustment Date a statement of the Premium Adjustment Amount (Exhibit H) setting forth a calculation of the Premium Adjustment Amount. If required, the Premium Adjustment Amount shall be paid by wire transfer of funds by the Seller to the Buyer no later than fifteen (15) days after the Premium Adjustment Date.

         (e) If Seller accepts an item before the Closing Date, which item is returned as uncollectable, and no offset of funds is available to the Buyer, then Seller shall be liable for such item in an amount equal to the portion not covered by offset. Adjustment to the Purchase Price will be made as necessary to reflect Seller's liability.

         As used herein, the term "net book value" shall mean net book value as determined from the books and records of Seller, in accordance with regulatory accounting principles, consistently applied.

         Section 1.03 Allocation of Purchase Price. The Purchase Price is to be allocated among the Assets to be purchased hereunder based upon their fair market values and in accordance with Section 1060 of the Internal Revenue Code of 1986 (the "Code"), such fair market values to be agreed to by the parties as set forth in this Section 1.03.

         The Purchase Price shall be allocated among the Assets as follows:

                   (a)     Records - $1.00.

                   (b) Leases - The net book value as of the close of business on the last day of the month immediately preceding the Closing Date.

                   (c) Personal Property - The net book value as of the Closing Date.

                   (d) Account Loans and Overdraft Loans - The net book value of such loans as of the close of business on the Closing Date.

                   (e) Consumer Loans - The net book value of such loans as of the close of business on the Closing Date.

                   (f) Commercial Loans - The net book value of such loans as of the close of business on the Closing Date.

                   (g) Assumed Contracts - The net book value as of the Closing Date.

                   (h) Cash on Hand - The amount of all teller working cash, petty cash, ATM cash and vault cash in the Branches as of the close of business on the Closing Date.

                   (i)     Safe Deposit Box Business - $1.00.

                   (j) Residual Assets - The balance of the Purchase Price remaining after allocation to the Assets in subsections (a) through (i) above.

         The parties each agree to file all applicable Tax (as defined in Section 11.01 hereof) returns and other required Tax-related schedules and documents in accordance with the fair market values and allocations set out above and will not adopt or otherwise assert Tax positions inconsistent therewith.

                                   ARTICLE II

                            ASSUMPTION OF LIABILITIES
                            -------------------------

         Section  2.01  Assumption  of  Liabilities.  Subject  to the  terms and conditions set forth herein, Buyer agrees to assume and discharge, by documentation reasonably satisfactory as to form and substance to Seller, as of the close of business on the Closing Date, the following liabilities (collectively, the "Liabilities"):

                   (a) Deposit Liabilities. All deposit liabilities associated with the Branches, as shown on the books and records of Seller as of the close of business on the Closing Date, including accrued but unpaid interest and unposted activity, but excluding accounts which Seller cannot lawfully transfer to Buyer or which are subject to or involved in any form of litigation, including accrued but unpaid interest and unposted activity (collectively, the "Accounts"). A true and complete description of the Accounts, reflecting the types and aggregate amounts of such Accounts, as of June 30, 1998, is set forth on Schedule J hereto. The parties acknowledge that on the Closing Date, Seller shall deliver to Buyer a revised Schedule J, updated as of a date two (2) days prior to the Closing Date. The parties further acknowledge that Schedule J shall be updated as of the Closing Date in accordance with Section 6.02 hereof. Prior to or on the Closing Date, Seller will deliver to Buyer Seller's records identifying the accountholders with respect to the Accounts. As used in this
Section 2.01(a), the term "deposit liabilities" shall include all of the deposit products offered by Seller out of the Branches, including, without limitation, passbook accounts, statement accounts, checking accounts, money market accounts, escrow accounts and certificates of deposit. The parties acknowledge that Accounts shall not include: (i) deposits of any affiliate of Seller, (ii) deposits instituted solely in order to facilitate payment of funds under a contractual relationship between Seller or any of its affiliates and a third party, or (iii) deposits instituted solely in order to secure credit cards issued by an affiliate of Seller.

                   (b) Leases. The obligations and liabilities of Seller arising from and after the Closing Date under any Lease which is assigned to Buyer.

                   (c) Assumed Contracts. The obligations and liabilities of Seller arising from and after the Closing Date under any Assumed Contract which is assigned to Buyer.

                   (d) Letters of Credit. The obligations and liabilities of Seller arising from and after the Closing Date under any letters of credit (the "Letters of Credit") issued by Seller in connection with any Commercial Loans.

                   (e) Commercial Deposits or Repurchase Agreements. The obligations and liabilities of Seller arising from and after the Closing Date under any commercial deposit or repurchase agreements (the "Commercial Deposit or Repurchase Agreements") entered into by Seller.

                   (f) Related Accounts. All liabilities associated with certificates of deposit, demand accounts, and Thrift Club money market accounts held in the name of (i) employees, retired employees or directors of Beneficial National Bank, (ii) employees, retired employees or directors of entities that were, as of June 29,1998, affiliates of Beneficial National Bank, or (iii) the spouse, children or parents of any of the persons set forth in (i) or (ii) (the accounts described in (i), (ii) and (iii) collectively referred to as the "Related Accounts"). A true and complete list, to the best of Seller's knowledge, of the Related Accounts as of June 30, 1998, is set forth on Schedule L hereto.

                   (g) General Liabilities. Miscellaneous liabilities related to the night deposit and Safe Deposit Business.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Section  3.01   Representations   and  Warranties  of  Seller.   Seller
represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

                   (a) Good Standing and Corporate Power. Seller is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, the deposits of which are insured by the Savings Association Insurance Fund (the "SAIF") of the FDIC (except as otherwise disclosed to Buyer), and has the requisite corporate power and authority to carry on its business as the same is being conducted at the Branches and to execute and deliver this Agreement, and to carry out all the transactions contemplated hereby. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and any related regulations.

                   (b) Authorization. The execution, delivery and performance by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby, have been duly and validly authorized and approved by the Board of Directors of Seller. All requisite corporate actions have been taken so that this Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                   (c) Non-Contravention. Subject to the receipt of all necessary regulatory approvals and all required consents, the execution and delivery of this Agreement and the other instruments and documents contemplated hereby do not and will not conflict with, violate, breach or cause a default under the charter or bylaws of Seller or under any agreement or instrument to which Seller is a party or by which it is bound, or any applicable Laws (as defined in Section 12.08); provided that, prior to the Closing Date, Seller shall have obtained the consents and approvals referred to in Section 3.02(d) hereof .

                   (d) Consents to Transaction. The consummation of the transactions contemplated by this Agreement does not require Seller to obtain the consent or approval of any Person (as defined in Section 12.08), other than the Office of Thrift Supervision ("OTS") which must approve the transaction and the Seller's CRA Strategic Plan.

                   (e) Compliance with Laws, Licenses and Permits. In operating the Branches, Seller has not materially violated any applicable Laws. Seller has obtained any and all licenses, permits and approvals from any regulatory or governmental agency required in order to conduct its business at the Branches. Seller makes no representation concerning compliance of any equipment or systems with year 2000 requirements.

                   (f) Litigation. There are no governmental or administrative proceedings or other proceedings, litigation, judgments or claims pending or to the best of Seller's knowledge, threatened against Seller arising out of Seller's operation of the Branches, materially affecting any of the Assets or Liabilities, or materially affecting the ability of Buyer or Seller to carry out this Agreement, or any of the transactions contemplated hereby, or which will materially affect Buyer or its operation of the Branches after the Closing Date, except as disclosed on Schedule K hereto.

                   (g) Books and Records. The books and records of the Seller respecting the operations of the Branches and the Assets and Liabilities accurately reflect, in accordance with regulatory accounting principles consistently applied, the net book value of each of the Assets and Liabilities being transferred to Buyer hereunder, including without limitation the Personal Property, the amount of the Cash on Hand, the outstanding principal balance of each of the Account Loans, Overdraft Loans, Consumer Loans, and Commercial Loans, the total balance of each Account, and the net book value of each of the other Assets and Liabilities being transferred to Buyer hereunder.

                   (h) Schedules. Schedule C hereto contains an accurate and complete description of each item of the Personal Property, including, without limitation, all furniture, fixtures, equipment and other items of tangible personal property located at the Branches, together with all personal property used in connection with the Safe Deposit Box Business being transferred hereunder. Schedule D hereto contains an accurate and complete description of the Account Loans. Schedule E hereto contains an accurate and complete description of the Overdraft Loans. Schedule F hereto contains an accurate and complete description of the Consumer Loans. Schedule G hereto contains an accurate and complete description of the

Commercial Loans. Schedule H hereto contains an accurate and complete description of the Assumed Contracts. Schedule I hereto contains an accurate and complete description of safe deposit boxes. Schedule J hereto contains an accurate and complete description of each Account. Schedule L contains an accurate and complete description of the Related Accounts. Each of the Schedules C, D, E, F, G, H, I, J, K and L hereto will be updated within thirty (30) days after the Closing Date in accordance with Section 6.02 hereof and will be true and correct in all material respects as of the Closing Date.

                   (i) Leases. The Branch Leases associated with the Leased Branches give Seller the right to occupy the building and land comprising the Leased Branches. Seller has delivered to Buyer a true and correct copy of all Branch Leases and all attachments, amendments and addenda thereto. To the best of Seller's knowledge, the Branch Leases constitute legal, valid, binding and assignable leasehold interests of Seller in all of the buildings, improvements and land comprising each of the Leased Branches, free and clear of any material encumbrances. Seller is in material compliance with its obligations and is not in default under any of the Branch Leases, nor has it encumbered or placed any liens on such leases.

                   (j) Personal Property. To the best of Seller's knowledge, the Personal Property is in good working condition, and the Records reflect the true and accurate net book value of the Personal Property in accordance with regulatory accounting principles consistently applied, provided, however, that Seller makes no representation concerning compliance of any equipment or systems with year 2000 requirements.

                   (k) Assumed Contracts. To the best of Seller's knowledge, the Assumed Contracts constitute the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms. Seller is not in default under any of the Assumed Contracts, and no other party to any of the Assumed Contracts is in default thereunder. Seller has delivered to Buyer true and correct copies of each of the Assumed Contracts that are written, and all attachments, amendments and addenda thereto. Seller has provided to Buyer a description of each of the Assumed Contracts that are not written.

                   (l) Loans. The following are true statements with respect to the Account Loans, Overdraft Loans, Consumer Loans, and Commercial Loans (collectively, the "Loans" or the "Loan Portfolio"):

                   (i) Each of the Loans is a legal, valid and binding obligation of the obligor, maker, co-maker, guarantor, endorser or debtor (such Persons referred to herein as "Obligors") thereunder, evidenced by legal, valid and binding instruments (the "Loan Instruments") executed by the respective Obligors, each of whom at the time of such execution had capacity to contract, and any signature on any Loan Instrument is the true signature of the Obligor on the Loan involved. Every extension of credit by Seller pursuant to the Loan Instruments and all of Seller's actions in connection with the Loans have been administered by Seller in compliance in all material respects with all applicable Laws, and each of the Loans is enforceable in accordance with the terms of the Loan Instruments (except as enforceability may be limited by bankruptcy laws and other laws of similar nature relating to creditors' rights), and to the best of Seller's knowledge each of the Loans is not subject to any defense, counterclaim or set-off of any kind.

                   (ii) Seller is not in default under any of the Loans and each of the Loans may be assigned to Buyer without the approval or consent of any Obligor.

                   (iii) To the best of Seller's knowledge, each Account Loan is properly and fully secured by an Account of Seller being assumed by Buyer hereunder, such Account is indicated on the Loan Instrument relating to such Loan, and the security interest with respect to each Account Loan is a legal, valid and binding lien on such Account, enforceable by Buyer in accordance with its terms (except as enforceability may be limited by bankruptcy laws and other laws of similar nature relating to creditors' rights).

                   (iv) To the best of Seller's knowledge, the security interest with respect to each Consumer Loan, Overdraft Loan, and Commercial Loan (if Seller's Records reference a security interest in collateral with respect to any such Loan) is a legal, valid and binding lien on such collateral, enforceable by Seller in accordance with its terms (except as enforceability may be limited by bankruptcy laws and other laws of similar nature relating to creditors' rights).

                   (v) Within five (5) days after the Closing Date, Seller will deliver to Buyer Seller's records with respect to the Account Loans and the Overdraft Loans, including all original contracts or copies thereof, and all other documentation in Seller's possession relating to such Loans and the collateral securing the Account Loans.

                   (vi) Within five (5) days after the Closing Date, Seller will deliver to Buyer Seller's records with respect to the Consumer Loans and the Commercial Loans, including all original contracts or copies thereof, and all other documentation relating to such Loans and the collateral, if any, securing such Loans.

                   (m) Accounts. To the best of Seller's knowledge, all of the Accounts were originated and have been administered in compliance, in all material respects, with the documents governing the relevant type of Account and all applicable Laws. Seller has properly accrued interest on the Accounts and the records respecting the Accounts accurately reflect such accruals of interest. Seller has delivered to Buyer a true and complete copy of each of the documents governing the Accounts and a true and correct copy of the current account forms for each of the types of Accounts offered by Seller out of the Branches.

                   (n) Employees. None of the Designated Employees, as defined in Section 4.04(b), is a member of any labor union or is otherwise subject to collective bargaining. Seller is not a party to any contract, written or oral, express or implied, with any of such Designated Employees other than those listed on Schedule N, nor has Seller created any conditions with respect to which any contract may be implied. Seller has not entered into any agreement or otherwise made any commitment or representation to any of such Designated Employees with respect to their employment by Buyer. To the best of Seller's knowledge, except as disclosed on Schedule O, there are no claims (statutory or otherwise), demands, proceedings or other actions pending or threatened against Seller by any of such employees. As of the Closing Date, Seller will have provided or will provide all required notification under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to all former employees of Seller, including Designated Employees who have terminated employment with Seller, and to all other persons who became "qualified beneficiaries" under COBRA with respect to any group health plans maintained by Seller for its employees, and Seller will have provided or will provide any required COBRA coverage to all such former employees and other qualified beneficiaries of Seller who elected COBRA coverage within the time period specified by COBRA and the regulations promulgated thereunder.

                   (o) No Broker. Except as otherwise disclosed on Schedule P, no agent, broker, investment banker or other Person acting on behalf or under authority of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement.

                   (p) Regulatory Capital and Condition. Seller is in compliance with all applicable capital standards as of the date hereof, and has no reason to believe that it will be unable to obtain all required regulatory approvals for the transactions contemplated herein solely as a result of its current level of regulatory capital. As of the date hereof, to the best of Seller's knowledge, there is no pending or threatened legal or governmental proceedings against Seller or any affiliate of Seller that would affect Seller's ability to obtain the required regulatory approvals or satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated hereby.

                   (q) Community Reinvestment Act. Seller is in compliance in all material respects with the Community Reinvestment Act and its implementing regulations and, to the best of Seller's knowledge, there are no threatened or pending actions, proceedings, or allegations by any person or regulatory agency which may cause bank regulatory authorities to deny any application required to be filed pursuant to Section 4.07 hereof. In addition, Seller has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

                   (r) Currency Transaction Reports. Seller has filed all Currency Transaction Reports with respect to all transactions required to be reported under the Bank Secrecy Act and regulations adopted pursuant thereto.

                   (s) Information Reporting. With respect to the Accounts, Seller has (i) performed "due diligence" within the meaning of Section 6676(b) of the Code, as amended, and applicable regulations for information returns required to be filed on or before December 31, 1989, and (ii) complied with specified information reporting requirements pursuant to Section 6723 of the Code and any applicable regulations thereunder, or established "reasonable cause" pursuant to Section 6724 of the Code for information returns required to be filed on or after December 31, 1989.

                   (t) General. No representation or warranty by Seller contained in this Agreement (including without limitation the Schedules hereto) contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not materially misleading.

         Section 3.02 Representations and Warranties of Buyer. Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

                   (a) Good Standing and Corporate Power. Buyer is a New Jersey corporation duly organized, validly existing and in good standing under the laws of New Jersey, the deposits of which are insured by the SAIF and BIF Insurance Fund of the FDIC, and has the requisite corporate power and authority to execute, deliver and perform this Agreement and all transactions contemplated hereby.

                   (b) Authorization. The execution, delivery and performance by Buyer of this Agreement, and the consummation by Buyer of the transactions contemplated hereby, have been duly and validly authorized and approved by the Board of Directors of Buyer. All requisite corporate actions have been taken so that this Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                   (c) Non-Contravention. Subject to the receipt of all necessary regulatory approval and all required consents, the execution and delivery of this Agreement, and the other instruments and documents contemplated hereby, do not and will not conflict with, violate, breach or cause a default under the articles of incorporation or bylaws of Buyer or under any agreement or instrument to which Buyer is a party or by which it is bound, or any applicable Laws as defined at Section 12.08; provided that, prior to the Closing Date, Buyer shall have obtained the consents and approvals referred to in Section 3.02(d) hereof.

                   (d) Consents to Transaction. The consummation of the transactions contemplated by this Agreement do not require Buyer to obtain the prior consent or approval of any Person, other than the Office of the Comptroller of Currency (the "OCC"), the Federal Reserve Board (the "FRB"), the Delaware Banking Department, and the Federal Deposit Insurance Corporation (the "FDIC").

                   (e) Litigation. There are no governmental or administrative proceedings or other proceedings, litigation, judgment or claims pending or to the best of Buyer's knowledge, threatened against Buyer materially affecting the ability of Buyer to carry out this Agreement, or any of the transactions contemplated hereby, or which will materially affect Buyer or its operation of the Branches after the Closing Date.

                   (f) Regulatory Capital and Condition. Buyer is in compliance with all applicable capital standards as of the date hereof, and has no reason to believe that it will be unable to obtain all required regulatory approvals for the transactions contemplated herein solely as a result of its current level of regulatory capital. As of the date hereof, to the best of Buyer's knowledge, there is no pending or threatened legal or governmental proceedings against Buyer or any affiliate of Buyer that would affect Buyer's ability to obtain the required regulatory approvals or satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated hereby.

                   (g) Community Reinvestment Act. Buyer is in compliance in all material respects with the Community Reinvestment Act and its implementing regulations, and there are no threatened or pending actions, proceedings, or allegations by any person or regulatory agency which may cause the bank regulatory authorities to deny any application required to be filed pursuant to
Section 4.07 hereof. In addition, Buyer has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

                   (h) Funds Available. Buyer has access to sufficient sources of funds to pay the Purchase Price and consummate the transactions contemplated by this Agreement.

                   (i) General. No representation or warranty by Buyer contained in this Agreement contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not misleading.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS
                              ---------------------

                   The covenants set forth in this Article IV are intended to govern conduct during the period from the date hereof to the Closing Date and shall be so construed, unless otherwise set forth herein.

         Section 4.01 Investigations. Seller shall permit Buyer and its agents to inspect the facilities at the Branches and the books and records of Seller regarding the Assets and Liabilities being purchased and assumed hereunder at reasonable times and upon reasonable notice; provided, however, that any such inspection shall be conducted in such manner so as not to interfere with the operation of the business of Seller. In addition, Seller shall furnish Buyer and its agents with copies of such documents and records with respect to the Branches and the Assets and Liabilities being purchased and assumed hereunder as Buyer shall from time to time reasonably request, including without limitation all documents and records reasonably necessary or advisable in order for Buyer to allocate the Purchase Price pursuant to Section 1.03 hereof.

         All information, materials and documents provided to Buyer by Seller, or Seller's agents or representatives, during Buyer's investigations pertaining to any of the Assets or Liabilities being transferred hereunder, or relating in any way to Seller's use and operations of the Branches, shall be true and correct, and shall not omit any additional information or statement of fact necessary to make such information, materials and documents not materially misleading.

         Except to the extent disclosure may be required by applicable Laws, Buyer shall maintain and cause its agents to maintain the confidentiality of all information obtained from Seller which is not publicly available, and Buyer shall use such information and cause its agents to use such information only for purposes reasonably related to this Agreement and the transactions contemplated hereby.

         Section 4.02 Operations in the Ordinary Course. Seller shall conduct the operations of the Branches only in the ordinary course of business consistent with past practices. Seller shall maintain the books and records of the Branches in a manner consistent with past practices and regulatory accounting principles. Seller shall conduct the operations of the Branches in compliance in all material respects with all applicable Laws. Seller shall notify Buyer before purchasing, in any single transaction or series of related transactions, Personal Property which costs in excess of Fifty Thousand Dollars ($50,000.00). Seller shall use its reasonable efforts to retain for Buyer's benefit the relationship with Seller's depositors, customers, suppliers and others having business relations with the Seller or the Branches. Seller shall use its reasonable efforts to retain the services of Seller's present employees who are located in the Branches or who are otherwise necessary to conduct the operations of the Branches or to operate and preserve the Assets and Liabilities to be transferred to Buyer hereunder; provided, however, that Seller shall not enter into any agreement with, or otherwise make any commitment or representation to, any of such employees with respect to their employment by Buyer. Seller shall not increase the compensation or other benefits paid to any of such employees, except in accordance with Seller's normal compensation policies, and except for bonus and severance packages paid by Seller to such employees in connection with the transactions contemplated hereby.

         Except with the prior written consent of Buyer, and with the exception of the Fourth Street Branch which has been relocated to temporary facilities, Seller shall not relocate the Branches; Seller shall not transfer from the Branches any Accounts to be assumed by Buyer hereunder, except for (i) Accounts which depositors specifically request to be transferred, (ii) Accounts which constitute deposits of any affiliate of Seller, or (iii) Accounts instituted solely in order to facilitate payment of funds under a contractual relationship between Seller or any of its affiliates and a third party. Seller shall not sell, encumber or otherwise transfer or dispose of a material portion of the Assets (or enter into any agreement to do so) other than in the ordinary course of business consistent with past practices. Seller shall not transfer, amend, waive or terminate any rights under the Leases or any of the Assumed Contracts (or enter into any agreement to do so) other than in the ordinary course of business consistent with past practices. Seller shall perform its obligations under the Leases and each of the Assumed Contracts. Seller shall continue, or cause the continuation of, data processing in the ordinary course of business consistent with past practices with respect to the operations of the Branches.

         Section 4.03 Deposit Pricing. Seller shall continue to use the procedures used by Seller prior to the date hereof to set the rates on deposit products offered to customers at the Branches.

         Section 4.04 Employees. The parties shall comply with following procedures in dealing with employees of Seller, who are employed in Seller's Beneficial Bank Delaware division, except those employees Seller designates in Schedule Q hereof, (the "Employees") regarding employment after the Closing
Date:

                   (a) Within thirty (30) days of the date hereof, Seller shall deliver to Buyer a true and complete list of all Employees by name, date of hire and position as of the date of such list, together with their most recent performance evaluations, current salaries and other compensation arrangements; provided that Seller shall have obtained the written consent of each such Employee prior to the release of the respective performance evaluation. Seller shall thereafter, at its discretion, direct Buyer to interview any or all Employees for the purposes set forth in this Section 4.04. Seller shall also, during such time between the date hereof and the Closing Date, at its discretion, permit Buyer to interview certain employees of Seller who are necessary in order to conduct the operations of the Branches or the Assets and Liabilities to be transferred to Buyer hereunder, including, without limitation, Seller's employees in management, marketing, underwriting, servicing, or similar areas (the "Operations Staff"), provided that any Employees or Operations Staff who accept a position of employment offered by Buyer within fourteen (14) days of the date of such offer shall be treated as "Designated Employees" (as hereinafter defined) for the purposes of subsections 4.04(c) and 4.04(d), and any of such employees who do not accept a position of employment offered by Buyer within such time shall not be treated as either "Employees" or "Designated Employees" (as hereinafter defined).

                   (b) Within fifteen (15) days of receipt of Seller's direction to interview Employees pursuant to subsection (a) above, Buyer shall interview all of such Employees who are interested in seeking employment with Buyer and shall, within such time, deliver to Seller a confidential list setting forth those Employees to which Buyer intends to offer employment on the Closing Date (the "Designated Employees") and the position to be offered to each Designated Employee. Contingent employment offers shall be made by Buyer to all such Designated Employees at any time prior to the Closing Date. Buyer shall use its best efforts to offer employment to all Branch Employees.

                   (c) On the Closing Date, Seller shall terminate, and Buyer shall offer employment to, each of the Designated Employees who are actively employed by Seller immediately prior to the Closing Date. Except as otherwise provided herein, until July 1, 2000 (or for such shorter period as Buyer shall employ a Designated Employee), Buyer shall pay each Designated Employee a base salary generally equivalent to but not less than, on an aggregate dollar value basis, 100% of the dollar value of the base salary received by such Designated Employees from Seller immediately prior to the Closing Date. Buyer shall cause all Designated Employees as of the Closing Date to be eligible to participate, as of the next "entry date" under any such plan that so limits the commencement of participation therein, (i) in any holiday, sick leave, vacation pay, leave of absence or similar policy of Buyer in which similarly situated employees of Buyer are generally eligible to participate without duplication of benefits and (ii) in the "employee welfare benefit plans" and "employees pension plans" (as defined in Section 3(1) and Section 3(2) of ERISA, respectively) of Buyer in which similarly situated employees of Buyer are generally eligible to participate, provided that all Designated Employees and their dependents shall be covered immediately after the Closing Date and shall not be excluded from coverage on account of any pre-existing condition under any such plan that is a group health plan of Buyer subject to Part 6 of Title I of ERISA and under basic company-provided life or disability coverage if, and to the extent that, such persons were covered under equivalent plans of Seller on the Closing Date. For purposes of any seniority or length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such plan or policy of Buyer for which a Designated Employee may be eligible after the Closing Date, Buyer shall ensure that service by such Designated Employee with Seller shall be deemed to have been service with Buyer for all purposes under any such plan or policy to the extent such service is credited by Seller under its similar plans; provided that Buyer shall not be required to treat a Designated Employee's service with Seller as service with Buyer for purposes of determining benefit accrual under any defined benefit plan maintained by Buyer, or under Buyer's 401(k) or other defined contribution plan

                   (d) Seller shall pay, discharge and be responsible for (i) all salary, wages and claims arising out of or relating to the employment of the Designated Employees before the Closing Date and (ii) any employee benefits (including, but not limited to, accrued vacation, annual or long-term incentive program, 401(k) plan, pension plan, retirement plan, non-qualified deferred compensation plan and group health coverage continuation pursuant to Code
Section 4980B(f)) arising under Seller's employee benefit plans and employee programs prior to the Closing Date, including benefits with respect to claims incurred prior to the Closing Date but reported after the Closing Date. Seller shall retain the right to modify, amend, curtail or discontinue any of its pay, benefits and employee programs to the same extent it could have done so prior to date hereof. From and after the Closing Date, Buyer shall pay, discharge and be responsible for all salary, wages, claims and benefits arising out of or relating to the employment of the Designated Employees by Buyer on and after the Closing Date; Seller shall promptly inform Buyer of any Designated Employee who resigns prior to the Closing Date. With respect to any Designated Employee who is terminated by Buyer on or before July 1, 2000, or who is deemed to be terminated by the Buyer because of a reduction in salary or wages or a change in the terms and conditions of employment including geographic location, Seller shall provide to such Designated Employee the amount of any compensation and other benefits provided for in the severance plan in effect as of the Closing Date for the Designated Employees that exceeds the compensation and other benefits provided for in Buyer's severance plan in effect at the time of such termination. A description of Seller`s severance plan is attached as Schedule R and a copy of Buyer's severance plan as Schedule S.

                  (e) Beginning on the date all regulatory approvals have been obtained and ending on the Closing Date, Seller shall permit Buyer to conduct a training program in order to train certain Designated Employees with respect to Buyer's procedures and data processing systems (the "Training Program"). The schedule for the Training Program shall be subject to Seller's consent, which shall not be unreasonably withheld. Buyer shall conduct the Training Program solely at Buyer's or Seller's facilities, unless otherwise agreed by Seller and Buyer. Seller shall reasonably assist Buyer in communicating with the Designated Employees in connection with Buyer's request to conduct the Training Program as specified herein. Seller shall not be required to impose any such training as a condition of employment of the Designated Employees, and Buyer shall not impose any such training prior to the Closing Date as a condition of employment of any such Designated Employee. Buyer shall ensure that the Training Program is conducted in a reasonable, professional, and diligent manner. Buyer shall ensure that the Training Program does not at any time interfere with Seller's operation of business. If the Training Program is conducted at the Seller's facilities, Buyer may bring equipment necessary to conduct such training on Seller's site; provided that Buyer shall not interfere with the operation of the business of Seller. Buyer shall use its best efforts to ensure the safety of the Designated Employees during the Training Program. Buyer shall ensure that the Training Program, and its supervision of the Designated Employees during such training, fully comply with the terms of any applicable laws, regulations, codes, or any other restrictions of municipal, state, or federal law.

                  (f) Buyer shall reimburse Seller in the amount equal to each Designated Employee's current hourly wages, for the time spent by such Designated Employee involved in the Training Program, which shall be deemed to mean any and all time away from such Designated Employee's normal work duties at Seller, but not including travel time. Buyer shall also reimburse Seller for travel expenses connected with Designated Employees traveling to Buyer's facilities for training, at the rate of 30 cents per mile, plus parking expenses, tolls, and similar travel expenses. In addition to reimbursing Seller for the items set forth above, Buyer shall pay all other costs directly associated with training the Designated Employees, whether such costs are incurred by Buyer or by Seller. Buyer shall reimburse Seller for any costs incurred within fifteen (15) days of receiving Seller's request therefor. Buyer shall indemnify and hold harmless Seller for any loss, liability, claim, cost, or expense related to or arising out of: (i) Buyer training the Designated Employees, (ii) any act, omission, or negligence of any Designated Employee during such training, (iii) any injury to person or property during such training, or (iv) any failure of Buyer to comply with the requirements of subsection 4.04(e).

                   (g) If the transactions contemplated by this Agreement are not consummated for any reason, (i) the Training Program, if any, as permitted by Seller hereunder, shall terminate immediately, (ii) Buyer shall immediately reimburse Seller for all costs incurred with respect to the Training Program, and (iii) Buyer shall not solicit for hire any Employee, or any of the Operations Staff, for a period of three (3) years from the date hereof.

                   (h) Nothing in this Section 4.04 is intended, nor shall it be construed, to confer any express or implied third party beneficiary rights in any person including present or former employees of Seller, the Employees or Operations Staff, and any beneficiaries or dependents thereof, other than Buyer or Seller.

         Section 4.05 Insurance. From the date hereof until the Closing Date, Seller shall maintain in full force and effect all of its insurance policies relating to the Branches and the Personal Property. Seller represents and warrants to Buyer that (i) such insurance is and will be customary in type and amount for assets of the nature just described, (ii) such insurance is and will be sufficient to replace the Branch or any of the Personal Property which are damaged, destroyed or lost prior to the Closing Date, and (iii) such insurance is and will be "occurrence" insurance, meaning that Seller or such lessors, as the case may be, will have the enforceable right to submit and pursue claims and receive proceeds under such insurance after the Closing Date with respect to events occurring prior to the Closing Date.

         Section 4.06 Regulatory Approvals. Within fifteen (15) days from July 20, 1998, Buyer and Seller shall each prepare, submit and file, and to the extent the other party is responsible for a filing, cooperate with the other party in the preparation, submission and filing of, all applications for approvals, consents and authorizations, as may be required by applicable Laws for the lawful consummation by such party with respect to the transactions contemplated by this Agreement, including without limitation, approval of the OTS,the OCC, the FRB, the Delaware Banking Department and the FDIC. Each party shall use its best efforts to obtain such approvals and to satisfy any conditions to such approvals imposed by such governmental authorities expeditiously, and shall keep the other party closely informed as to the developments and progress of such applications. The party responsible for a filing as set forth above shall deliver to the other party evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also deliver to the other party a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any governmental authority in respect of any such application (except for any confidential portions thereof).

         Section 4.07 Assignments of Leases and Assumed Contracts. Seller shall use its reasonable efforts to obtain on or before the Closing Date any required consents to assign the Leases and Assumed Contracts to Buyer at the same terms, including charges or fees, as are currently stated in or associated with the Leases and Assumed Contracts. Seller shall transfer to Buyer no later than the Closing Date, any and all funds held by Seller as security deposits under Assumed Contracts. Buyer and Seller shall be jointly obligated to pay any consideration necessary to obtain any required consents and to make any assignments to Buyer.

         Section 4.08 Best Efforts. Buyer shall use its best efforts to accomplish or satisfy expeditiously, and in any event before the Closing Date, the conditions set forth in Sections

8.01, 8.02 and 9.01. Seller shall use its best efforts to accomplish or satisfy expeditiously, and in any event before the Closing Date the conditions set forth in Sections 7.01, 7.02, 7.04 and 9.01.

         Section 4.09 Notice of Claims. Seller shall promptly notify Buyer upon obtaining knowledge of the institution or the threatened institution of any action, claim or proceeding of any nature regarding or which might in any way adversely affect the business, condition or prospects of the Branches, any of the Assets and Liabilities to be purchased and assumed hereunder, or any of the transactions contemplated hereby.

         Section 4.10 Casualty to the Branches. If on or before the Closing Date, any part of a Branch is destroyed or damaged by fire or any other cause, Seller shall promptly notify Buyer, such Branch shall thereby be excluded from the transactions contemplated by this Agreement, and the provisions of the applicable Branch Lease shall govern the repair or restoration of the premises and the liabilities and obligations of Seller, Buyer, and the landlord, as the case may be.

         Section 4.11 Notices to Customers. Following the receipt of all required regulatory approvals of the transactions contemplated hereunder, but no earlier than thirty-five (35) days before the anticipated Closing Date, the parties shall jointly mail to each owner of an Account at the Branches a notice, prepared and mailed at Buyer's expense, of Seller's contemplated transfer of the Accounts and the Branches to Buyer. Notwithstanding the foregoing, Buyer and Seller agree to jointly prepare and mail marketing notices announcing the transaction contemplated by this Agreement, such notices to be prepared and mailed, at Buyer's expense, at mutually agreed upon times after the date of this Agreement. The form and content of any such notice shall be agreed upon, to the extent reasonably practicable, by both parties within five (5) business days after receipt of the other party's proposed notice. In addition, Seller shall notify the Obligors under the Account Loans, Overdraft Loans, Consumer Loans, and Commercial Loans by a letter, in a form mutually acceptable to Buyer and Seller, of the pending transfer of such loans to Buyer. Except as otherwise expressly provided herein, all notices sent by Buyer shall be at the sole expense of Buyer, and all notices sent by Seller shall be at the sole expense of Seller. Fourteen (14) days prior to the date any such notice is to be sent, Seller shall provide to Buyer a report of the names and addresses of the owners of the Accounts and the lessees of the safe deposit boxes in connection with the mailing of such materials, which report shall be current as of the date thereof. In addition, within thirty (30) days of the date hereof, Seller shall provide to Buyer a detailed explanation of Seller's file layouts used in connection with the servicing of the Accounts.

         Section 4.12 Disclosures. From the date hereof until and through the Closing Date, neither party shall issue or publicly disclose, or permit any of its affiliates to issue or publicly disclose, any press release or other information concerning any of the transactions contemplated hereby, without first providing a copy of such press release or other information to, and obtaining the written approval of, the other party; provided that, this Section
4.13 shall not restrict either party or its affiliates in submitting or filing any documents or information to or with any federal or state regulatory agency or similar body (including without limitation the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and the New York Stock Exchange), or otherwise restrict either party in complying with any Laws applicable to such party or its affiliates. Without limiting the generality of the foregoing, either party may provide written notice of the closing of any branch offices arising from this transaction, both to the public and to those customers affected by any such closing, as required by any federal or state regulatory agency or similar body, and subject to the reasonable approval of the other party.

         Section 4.13 Conversion. From the date hereof through the Closing Date, Seller shall cooperate and work with Buyer to complete the tasks required to facilitate the conversion of the data for the Accounts from Seller's data processing system to Buyer's data processing system (the "Conversion"). Such tasks include, but are not limited to, providing Buyer with updated cartridges, reports, and other items as are necessary to complete the conversion process and related testing procedures. Within thirty (30) calendar days from the date hereof, Seller shall provide Buyer with initial computer cartridge reports and related documentation of the Accounts in a format acceptable to Buyer. Seller agrees to reasonably cooperate in resolving any conversion-related issues arising from the conversion of the Accounts for a period of thirty (30) calendar days following the date that the conversion is completed. Conversion will occur on the calendar day following the Closing Date.

         Section 4.14 Non-solicitation. Subject to the Buyer's satisfaction of the conditions set forth in Section 9.01 and provided that Seller has not reasonably determined that the conditions set forth in Section 9.01 will not be satisfied, Seller shall refrain from soliciting, proposing to enter into or entering into any discussion or negotiations with other potential buyers of the Branches or buyers of substantially all of the assets or deposit liabilities of the Branches from the date of this Agreement through the Closing Date. Seller shall promptly inform Buyer of the receipt after the date hereof of any proposals, and the terms thereof, from third parties relating to any such potential acquisition.

         Section 4.15 Materials. Subject to the Buyer's satisfaction of the conditions set forth in Section 9.01 and provided that Seller has not reasonably determined that the conditions set forth in Section 9.01 will not be satisfied, Seller shall at its expense furnish Buyer with two sets of mailing labels addressed to each Account holder and borrower and similar information in electronic data format, using information as of 45 days prior to the anticipated Closing Date.

         Section 4.16 Buyer's Certificate of Deposit . On or before July 20, 1998, Buyer shall deliver to the Seller by wire transfer of immediately available funds by 2:00 p.m. eastern local time an amount equal to $1,200,000 to the following account:

                           Bank: Beneficial National Bank, Wilmington, Delaware ABA Number: 0311-00-254
                           Attention:  Bernard Fisher
                                       (302) 425-2149

The foregoing amount shall be used to purchase a certificate of deposit having a face value of $1,200,000 maturing on the Closing Date and shall be known as the "Buyer's CD". The Buyer's CD shall accrue interest at the Federal Funds Rate in effect on July 20, 1998 to the Closing Date. In the event that (i) this Agreement is terminated by Seller under Section 10.01 (b), Section 10.01 (d),
Section 10.01 (f), or by either party under Section 10.01 (e), or (ii) Buyer has not satisfied its obligations under Article VIII on the Closing Date and Seller has not waived such satisfaction in writing, or (iii) on or prior to the Closing Date Seller reasonably determines that the conditions set forth in Article IX will not be satisfied (unless the reason that the conditions set forth in Article IX may not be satisfied is an action or inaction by the OTS), then Buyer shall assign to Seller all right, title and interest in and to the Buyer's CD.

         Section 4.17 Christina Lease. On or before the Closing Date, Seller agrees to enter into a sublease with Buyer for the existing square footage used by the bank currently occupying the space or 1100 square feet, whichever is less, on the first floor of One Christina Place, Wilmington, Delaware. Said sublease shall be for a term equivalent to Seller's lease at such facility, at a cost of $11 per square foot.

                                    ARTICLE V

                             POST-CLOSING COVENANTS
                             ----------------------

         Section 5.01  Returned Items.

                   (a) From and after the Closing Date, each party shall cooperate with the other party to the extent required to accomplish the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, any items that were credited for deposit to any Account prior to the Closing Date and are returned unpaid ("Returned Items") after the Closing Date will be handled in the following manner:

                   (i) If, within seven (7) calendar days after the Closing Date, Buyer's bank account is charged for the Returned Item, Buyer will use its best efforts to obtain reimbursement from the Account to which, or from the party to whom, the Returned Item was previously credited. If there are sufficient funds in the Account to which such Returned Item was credited or any other accounts on deposit at the Branches standing in the name of the party liable for such item, Buyer will debit any or all of such accounts an amount equal in the aggregate to the Returned Item. If those accounts do not contain funds sufficient to reimburse Buyer fully, Seller will, upon notice from Buyer, immediately repay to Buyer the amount of the Returned Item and Buyer will assign the Returned Item to Seller for collection;

                   (ii) If, within seven (7) calendar days after the Closing Date, Seller's bank account is charged for the Returned Item and if there are sufficient funds in the Account to which such Returned Item was previously credited or any other accounts on deposit at the Branches standing in the name of the party liable for such item, Buyer will debit any or all of such accounts an amount equal to the aggregate such Returned Item and shall repay that amount to Seller.

                   (iii) If either Seller or Buyer receive any Returned Item after eight (8) calendar days after the date funds were credited, and there are insufficient funds in the Account originally credited, Seller shall reasonably assist Buyer, upon receiving notice from the Buyer, in making any applicable claims with respect to the lateness of the Returned Item or failure to receive any required notice of non-payment.

                   (b) Holds. Holds that have been placed by Seller on particular Accounts or on individual checks, drafts, or other instruments before the Closing Date will be continued by Buyer under the same terms after the Closing Date. Seller will deliver to Buyer on the Closing Date a schedule of such holds. Buyer agrees to comply with the terms and conditions of any garnishment, citation, levy, court order, or similar legal process received by Seller prior to the Closing Date and requiring the payment of funds after the Closing Date with respect to any Account.

                   (c) ACH Items. Seller and Buyer will use their best efforts to transfer existing ACH arrangements to Buyer as soon as possible after the Closing Date. At least thirty (30) calendar days prior to the Closing Date, Seller will deliver to Buyer (i) a modem transmission of existing ACH Items and Recurring Debit Arrangements, (ii) copies of existing ACH origination forms for social security payments and Recurring Debit arrangements being assumed by Buyer hereunder, and (iii) all other records and information necessary for Buyer to administer such arrangements. Buyer shall continue such ACH arrangements and such Recurring Debit arrangements as are originated and administered by third parties and for which Buyer need act only as processor. Buyer shall have no obligation to continue Recurring Debit arrangement that were originated or administered by Seller, and Seller shall terminate such arrangements on or prior to the Closing Date.

                   After the Closing  Date,  Seller will use its best efforts to
(i) by no later than 6:00 p.m. on each business day, transmit or deliver to Buyer, at such address as Buyer may from time to time designate, a summary of ACH Items or Recurring Debit activity affecting the Accounts during the prior business day; and (ii) remit by wire transfer to Buyer all ACH Item funds then known by Seller, that are intended for Accounts being transferred to Buyer; provided, however, that Seller's obligation to deliver such summaries and to forward such ACH Items shall continue only until one hundred twenty (120) calendar days after the Closing Date. Thereafter, Seller will return all ACH Items to the originating depository financial institution ("ODFI").

                   (d) Checking Accounts. Five (5) business days prior to the anticipated Closing Date, Buyer, at its sole expense, will mail holders of Accounts which may be accessed by checks, new checks, MICR encoded with Buyer's routing and transit number and Buyer's customer identification number. On a daily basis, Seller will outsort all checks received by

Seller drawn on Accounts and prepare them for delivery to Buyer's service center. Buyer shall determine the method by which such checks will be delivered to Buyer from Seller's service center. Buyer accepts full responsibility to either pay the items or return them in accordance with the customer agreement, the Uniform Commercial Code, and all applicable federal laws and regulations. Seller's obligation to outsort and deliver such checks shall continue for one hundred twenty (120) calendar days after the Closing Date. After the one hundred twenty (120) calendar day period, Seller will stop accepting such items and will return such items marked "Refer to Maker."

                   Seller will give Buyer a daily accounting of debits to its clearing account. Buyer and Seller will daily agree on the amount of checks transferred by Seller to Buyer. Buyer will then remit such amount, by wire transfer on the same day, to the Seller.

                   (e) Withholding. Seller shall deliver to Buyer (i) on or before the Closing Date a list of all "B" (TINs do not match) and "C" (under reporting/IRS imposed withholding) notices from the IRS imposing withholding restrictions and (ii) for a period of one hundred twenty (120) calendar days after the Closing Date, all notices received by Seller from the IRS releasing withholding restrictions on the Accounts transferred to Buyer pursuant to this Agreement. Any amounts required by any governmental agency to be withheld from any of the Accounts (the "Withholding Obligations") will be handled in the following manner:

         (i) Any Withholding Obligations required to be remitted to the appropriate governmental agency up to and including the Closing Date will be withheld and remitted by Seller and any other sums withheld by Seller, pursuant to Withholding Obligations up to and including the Closing Date, shall also be remitted by Seller to the appropriate governmental agency on or prior to the time they are due.

         (ii) Any Withholding Obligations required to be remitted to the appropriate governmental agency after the Closing Date with respect to Withholding Obligations after the Closing Date and not withheld by Seller as set forth in subsection (i) above will be remitted by Buyer. Within two (2) business days of receipt of such notice, Seller shall notify Buyer and Buyer shall comply with the notification requirements.

         (iii) Any penalties described on "B" notices from the IRS or any similar penalties that relate to Accounts opened by Seller relating to periods prior to the Closing Date will be paid by Seller promptly upon receipt of the notice, providing such penalty assessment resulted from Seller's acts, policies or omissions.

                   (f) Retirement Accounts. Seller will provide Buyer with trust documents in its possession for any retirement accounts assumed by Buyer under this Agreement. Seller shall be responsible for all federal and state income tax reporting of Retirement Accounts for the period of time up to and including the Closing Date. Buyer shall be responsible for all federal and state income tax reporting for the period of time from and after the Closing Date.

                   (g) Interest Reporting. To the extent otherwise applicable, Seller shall report the amount of any interest paid, credited, or withheld with respect to the Accounts or the Loans, and the amount of any early withdrawal penalties charged to the Accounts, for the period from January 1, 1998 through the Closing Date. To the extent otherwise applicable, Buyer shall report the amount of any interest paid, credited, or withheld with respect to the Accounts or the Loans, and the amount of any early withdrawal penalties charged to the Accounts, for the period from the Closing Date through December 31, 1998. Said reports shall be made to the holders of these Accounts and to the applicable federal and state regulatory agencies.

                   (h) Card Processing. All (i) ATM access cards, debit cards, or combined ATM and debit cards issued by Seller to customers of the Branches who will not have accounts accessible by such cards with Seller after the Closing Date, and (ii) check guarantee cards issued by Seller to customers of the Branches who will not have checking accounts with Seller after the Closing Date, if applicable, will be valid for a period of thirty (30) days after the Closing Date. In connection with the notices to depositors described in Section
4.11 of this Agreement,  Buyer will notify  customers in writing at least thirty
(30) calendar days prior to the anticipated cancellation of the ATM access cards and check guarantee cards.

                   Seller agrees to provide the necessary data tapes reasonably required, prior to the Closing Date, to accommodate Buyer's processing of ATM cards, which Buyer may issue, but not activate, prior to the Closing Date. Furthermore, both Buyer and Seller agree to settle within two (2) business days after the ATM transaction date: (i) any and all rejected ATM transactions processed after the Closing Date, and (ii) any and all ATM transactions processed while the ATM network could not communicate with Seller's main host. The Buyer agrees to remit the total sum of such transactions to the Seller on the same date the transactions are settled.

                   (i) Taxpayer Information. Seller shall deliver to Buyer within fourteen (14) business days after the Closing Date (i) TINs (or record of appropriate exemption) for all holders of Accounts; and (ii) all other information in Seller's possession or reasonably available to Seller required by applicable law to be provided to the IRS with respect to the Assets and Accounts and the holders thereof, except for such information which Seller will report on pursuant to Section 5.01(g) of this Agreement (collectively, the "Taxpayer Information"). Seller hereby certifies that such information, when delivered, shall accurately reflect the information provided by Seller's customers.

         Section 5.02 Transfer of Safe Deposit Box Business. After the receipt of all regulatory approvals required to consummate the transactions contemplated by this Agreement, Seller shall notify the owners of the safe deposit boxes, by a letter in a form mutually acceptable to Buyer and Seller, that, in connection with such transactions, Seller shall assign to Buyer the safe deposit agreements between Seller and all such parties on the Closing Date. Buyer shall be solely responsible for implementing any relocation, drilling, termination, or closing of any of the safe deposit boxes in the Branches, whether necessitated by the transactions contemplated by this Agreement or in connection with the closing or consolidation of any of the Branches. Seller shall provide Buyer with two sets of keys to any safe deposit boxes that are not leased on the Closing Date.

         Section 5.03 Assistance Clause. In connection with any audit or other examination by any taxing authority, or any judicial or administrative proceeding relating to the Assets transferred to Buyer or Liabilities assumed by Buyer as contemplated by this Agreement, Seller and Buyer agree to provide each other such assistance as may be reasonably requested. In the event that Seller must obtain information regarding the Assets transferred to Buyer or the Liabilities assumed by Buyer, and such information is in the possession or control of Buyer, Buyer shall perform the required research on behalf of Seller and make copies of, and excerpts from, such books and records as reasonably required by Seller. In the event that Buyer must obtain information regarding the Assets transferred to Buyer or the Liabilities assumed by Buyer and such information is in the possession or control of Seller, Seller shall perform the required research on behalf of Buyer and make copies of, and excerpts from, such books and records as reasonably required by Buyer. Buyer shall retain all records received from Seller with respect to the Accounts and Loans as required by applicable Laws and Buyer's record retention practices. With respect to Tax records, the Buyer shall retain all Tax or Tax-related records associated with the Accounts and Loans for periods ending on or before the Closing Date until the expiration of the full period of the applicable statute of limitations, including any extensions thereof. If the applicable statute of limitations has not expired by the end of the tenth year following the Closing Date, the Buyer shall have the option of transferring the records to the Seller for storage. Each party agrees to notify the other party of any extension of an applicable statute of limitations and each party shall make a good faith effort to obtain the consent of the other party before destroying any of such records after the expiration of the statute of limitations period. The cost of obtaining such information shall be borne by the requesting party, based on the schedule of fees for such services provided to customers of Seller.



                                   ARTICLE VI

                                     CLOSING
                                     -------

         Section 6.01 Closing Date. The transfer of the Assets and assumption of the Liabilities required by Articles I and II, including the delivery of the instruments, updated schedules and documents referred to herein, and all other transactions to be consummated at the same time pursuant hereto, shall take place on December 17, 1998 at the close of business (the "Closing Date") or on the first Thursday after the day on which all of the conditions set forth in Articles VII, VIII and IX are satisfied or waived in writing, but in no event shall the Closing Date be later than December 31, 1998, unless otherwise agreed to in writing by the parties. Nothing contained in this Section 6.01 shall relieve either party from liability for any breach of its representations or warranties set forth herein.

         Section 6.02 Updating Schedules. On the Closing Date, Seller shall deliver to Buyer an updated version of Schedule K as contemplated herein with the latest information available to Seller as of three (3) business days prior to the Closing Date. Within thirty (30) calendar days after the Closing Date, Seller shall deliver to Buyer final versions of all Schedules contemplated herein covering all transactions through the close of business on the Closing Date

         Section 6.03 Actions At Closing. On the Closing Date, the following shall occur:

                   (a) Seller shall pay to Buyer by wire transfer in immediately available funds the difference between the Assumption Price and the Purchase Price.

                   (b) Except as otherwise expressly provided herein, Seller shall deliver to Buyer the Records, the Personal Property and Cash On Hand.

                   (c) Without limiting the generality of Section 6.03(b), Seller shall deliver to Buyer all of the Records relating to the Account Loans, Overdraft Loans, Consumer Loans, and Commercial Loans, and such assignment documents as Buyer may reasonably deem necessary or advisable to assign to Buyer all of Seller's interest in the collateral securing the Account Loans, Consumer Loans, or Commercial Loans, as applicable.

                   (d) Without limiting the generality of Section 6.03(b), Seller shall deliver to Buyer all of the Records relating to the Branches and Assumed Contracts, including, without limitation, the Records necessary for Buyer to exercise its rights and discharge its obligations with respect to the Leases and Assumed Contracts.

                   (e) Without limiting the generality of Section 6.03(b), Seller shall deliver to Buyer all of the Records relating to the Accounts, including without limitation the Records necessary for Buyer to discharge its obligations with respect to the Accounts.

                   (f) Without limiting the generality of Section 6.03(b) hereof, Seller shall deliver to Buyer all of the Records relating to the Safe Deposit Box Business.

                   (g) Seller shall deliver to Buyer a bill of sale with respect to the Personal Property substantially in the form of Exhibit B hereto. Buyer agrees to bear all sales and transfer taxes, if any, arising from the sale of the Personal Property to Buyer.

                   (h) Seller shall deliver to Buyer such assignment documents, including but not limited to landlord consents, substantially in the form of Exhibit C hereto, as Seller may reasonably deem necessary or advisable to assign to Buyer all of Seller's interest in and rights under the Leases and Assumed Contracts.

                   (i) Seller shall deliver to Buyer, in form and substance reasonably satisfactory to Buyer, such other assignments or instruments of transfer as Buyer may reasonably deem necessary or advisable to accomplish the transfer of the Assets.

                   (j) Buyer shall execute and deliver to Seller, substantially in the form of Exhibit D hereto, an Instrument of Assumption by which Buyer agrees to assume and discharge the Liabilities set forth in Section 2.01.

                   (k) Seller shall deliver to Buyer a duly executed Certificate of Non-Foreign Status in accordance with the requirements of Section 1445 of the Code substantially in the form of Exhibit E hereto.

                   (l) Seller shall provide to Buyer conversion cartridges and reports no later than 12:00 Noon on the day immediately following the Closing Date.

         Section 6.04 Method of Settlement. Notwithstanding the transactions herein described as occurring on the Closing Date, the settlement for the transactions contemplated herein shall occur in two phases as follows:

                   (a) On the Closing Date, the parties will conduct a preliminary settlement using settlement sheet data accumulated through the close of business at the Branches as of three (3) business days prior to the Closing Date. Based upon such preliminary settlement sheet data, substantially in the form of Exhibit H hereto, the amount due under Section 6.03(a) shall be calculated and transferred by Seller to Buyer on the Closing Date, or, at the option of Seller, on the Monday immediately following the Closing Date along with accrued interest calculated at the Federal Funds Rate in effect for each day as published in The Wall Street Journal, from the Closing Date to the Monday immediately following the Closing Date. The interest calculation over any weekend or holiday shall be the rate in effect the prior Business Day.

                   (b) Within ten (10) business days following the Closing Date, the parties will conduct adjusting settlements using updated settlement sheet data as of the close of business on the Closing Date, substantially in the form of Exhibit I hereto. An appropriate adjusting settlement payment from Seller to Buyer or from Buyer to Seller, as the case may be, will be made, together with accrued interest calculated at the Federal Funds Rate in effect for each day, as published in The Wall Street Journal, for the number of days elapsed from, but not including, the Closing Date and the date of such adjusting settlement payment. The interest calculation over any weekend or holiday shall be the rate in effect the prior Business Day. Payments sent after 2:00 p.m. (CST) on any day shall be deemed, for purposes of this Agreement, to have been made on the next business day. The adjusted settlement sheet shall be executed by both parties.

         Section 6.05 Adjustment of Expenses and Fees. (a) The following items shall be prorated and adjusted between Seller and Buyer as of 11:59 p.m. on the day before the Closing

Date, so that Seller shall be responsible for or entitled to such items allocable to periods or amounts prior to such time and Buyer shall be responsible for or entitled to such items allocable to periods or amounts after such time:

                  (i) Any accrued income from the Branches, for or pertaining to Assumed Contracts, Tenant Leases, safe deposit box rental fee income, or similar matters;

                  (ii) Any personal property taxes, special assessments, or other applicable taxes, based on the most recent ascertainable tax bill.

                  (ii) The amount of any FDIC insurance premiums paid by the Seller as of the beginning of the calendar quarter for such quarter to be pro rated based upon the deposits transferred times the assessment rate and the number of days remaining in such calendar quarter.; and

                  (iv) All operating expenses, fees, or other charges for or pertaining to the Branches for rent, utilities, Assumed Contracts, or similar matters, based upon the most recent period for which costs are available.

To the extent that Seller has paid prior to the Closing Date any such expenses that are expenses allocable to any period following the Closing Date, such expenses shall appear as an asset on the settlement sheet.


                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF BUYER
                       ----------------------------------

                   The obligations of Buyer hereunder are subject to the satisfaction, or the waiver in writing by Buyer, on or before the Closing Date of each of the following conditions:

         Section 7.01 Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by Seller on or before the Closing Date shall have been duly complied with and performed in all material respects, and Seller shall have delivered to Buyer a certificate to such effect dated as of the Closing Date substantially in the form of Exhibit J hereto.

         Section 7.02 Representations. All of the representations and warranties made by Seller herein shall be true in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, and Seller shall have delivered to Buyer a certificate to such effect dated as of the Closing Date substantially in the form of Exhibit J hereto.

         Section 7.03 Litigation. No order in any legal, administrative or other proceeding shall have been entered and remain in force at the Closing Date materially restraining or prohibiting the transaction contemplated by this Agreement.

         Section 7.04 Consents. Seller shall have received, from the lessors under the Branch Leases, any required consent to assign such Leases to Buyer, and Seller shall have delivered to Buyer documents evidencing such consents.

                                  ARTICLE VIII

                       CONDITIONS TO OBLIGATIONS OF SELLER
                       -----------------------------------

                   The obligations of Seller hereunder are subject to the satisfaction, or the waiver in writing by Seller, on or before the Closing Date of each of the following conditions:

         Section 8.01 Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by Buyer on or before the Closing Date shall have been duly complied with and performed in all material respects, and Buyer shall have delivered to Seller a certificate to such effect dated as of the Closing Date substantially in the form of Exhibit K hereto.

         Section 8.02 Representations. All the representations and warranties made by Buyer herein shall be true in all material respects as of the Closing
Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, and Buyer shall have delivered to Seller a certificate to such effect dated as of the Closing Date substantially in the form of Exhibit K hereto.

         Section 8.03 Litigation. No order in any legal, administrative or other proceeding shall have been entered and remain in force at the Closing Date materially restraining or prohibiting the transaction contemplated by this Agreement.

                                   ARTICLE IX

                    CONDITIONS TO OBLIGATIONS OF BOTH PARTIES
                    -----------------------------------------

         Section 9.01 Conditions to Obligations of Both Parties. The obligations of both parties to this Agreement are subject to the satisfaction, on or before the Closing Date, of the condition that all actions shall have been taken in order for the transactions contemplated by this Agreement to comply with all applicable Laws, and to the extent required by applicable Laws, the OTS, the OCC, the FRB, the Delaware Banking Department, the FDIC and any other regulatory or governmental body having jurisdiction, shall have approved, consented to and authorized all of the transactions contemplated by this Agreement (including without limitation the transfer of Assets and Liabilities to Buyer hereunder) and all applicable waiting periods shall have expired; provided, however, that any such approval, consent or authorization required to be obtained shall have been granted without the imposition of any condition which either party reasonably and in good faith deems to be materially burdensome to it or its parent company.

                                    ARTICLE X

                                   TERMINATION
                                   -----------

         Section 10.01 Termination. Upon the occurrence of any of the following events, this Agreement, except for Articles XI and XII, and any other provisions herein which by their terms survive, shall terminate and be of no further force or effect between the parties hereto, and neither party shall bear any liability as a result of or in connection with such termination, except for any liability provided in Article XI and in Section 4.16:

                   (a) Seller and Buyer agree in writing to terminate this Agreement; or

                   (b) on the Closing Date, Seller elects in writing to terminate this Agreement because the conditions set forth in Article VIII have not been satisfied or waived in writing by Seller; or

                   (c) on the Closing Date, Buyer elects in writing to terminate this Agreement because the conditions set forth in Article VII have not been satisfied or waived in writing by Buyer; or

                   (d) on or prior to the Closing Date, Buyer or Seller elects in writing to terminate this Agreement if the other party has breached in any material respect any of its representations, warranties or covenants contained herein, and such breach (if capable of being cured) has not been cured within thirty (30) calendar days (one calendar day in the case of a breach of Section 4.15) after the giving of written notice of such breach to such other party; or

                   (e) on or prior to the Closing Date, Seller or Buyer reasonably determines that the conditions set forth in Article IX will not be satisfied for reasons beyond the control of either party; or

                   (f) the Closing Date does not occur prior to December 31, 1998, or such later date as the parties may agree upon.


                                   ARTICLE XI

                                 INDEMNIFICATION
                                 ---------------

         Section 11.01 Indemnification by Seller. Seller shall indemnify and hold harmless Buyer, and its successors and assigns, against and from any loss, liability, obligation, claim, demand, damage or expense, including without limitation attorneys' fees and disbursements, which is directly or indirectly suffered or incurred at any time by Buyer or any of its successors or assigns, and which arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, any of the following:

                   (a) any false, misleading or inaccurate representation or warranty made by Seller in this Agreement, or any breach of any such representation or warranty;

                   (b) any breach, violation or nonfulfillment by Seller of, or any failure by Seller to perform, any covenant, agreement, obligation or other provision contained in this Agreement;

                   (c) any claim, liability, obligation or penalty related to the Accounts transferred pursuant to this Agreement arising out of or relating to Seller's preparation or submission (or failure to prepare or submit) of Forms 1098, Forms 1099, Forms 5498 or other information, returns or reports required by applicable Laws, except to the extent that such claim, liability or obligation is caused by Buyer's negligence;

                   (d) any claim or liability arising out of Seller's failure to properly record accrued interest on the Accounts; or

                   (e) any action, lawsuit or other proceeding arising from or relating to any of the foregoing.

         For purposes of this Agreement, "Tax" or "Taxes" shall include federal, state and local income taxes, sales, use, franchise, employment, excise, property (real and personal) and any other similar type of charge, expense or levy, including any interest thereon. Notwithstanding anything to the contrary contained in this Agreement, no claim shall be made against Seller for indemnification under this Section 11.01 with respect to any loss which Buyer may suffer, incur or sustain unless the aggregate of all such losses shall exceed $500,000, and Seller shall only be required to pay or be liable for any such losses to the extent that their aggregate amount exceeds $500,000, and then only with respect to losses incurred in excess of such amount, provided, however, that Seller shall not be liable for losses to the extent that the aggregate amount of losses exceeds the Premium.

         Section 11.02 Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller, and its successors and assigns, against and from any loss, liability, obligation, claim, demand, damage or expense, including without limitation attorneys' fees and disbursements, which is directly or indirectly suffered or incurred at any time by Seller or any of its successors or assigns, and which arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, any of the following:

                   (a) any false,  misleading  or inaccurate  representation  or
warranty  made  by  Buyer  in  this  Agreement,   or  any  breach  of  any  such
representation or warranty;

                   (b) any breach, violation or nonfulfillment by Buyer of, or any failure by Buyer to perform, any covenant, agreement, obligation or other provision contained in this Agreement;

                   (c) any claim, liability, obligation or penalty related to the Accounts transferred pursuant to this Agreement arising out of or relating to Buyer's preparation or submission (or failure to prepare or submit) of Forms 1098, Forms 1099, Forms 5498 or other information, returns or reports required by applicable Laws, except to the extent that such claim, liability or obligation is caused by Seller's negligence;

                   (d) any claim or liability arising out of Buyer's failure to properly record accrued interest on the Accounts; or

                   (e) any action, lawsuit or other proceeding arising from or relating to any of the foregoing.

         Notwithstanding anything to the contrary contained in this Agreement, other than the provisions of Section 6.05(b), no claim shall be made against Buyer for indemnification under this Section 11.02 with respect to any loss which Seller may suffer, incur or sustain unless the aggregate of all such losses shall exceed $500,000, and Buyer shall only be required to pay or be liable for any such losses to the extent that their aggregate amount exceeds $500,000, and then only with respect to losses incurred in excess of such amount, provided that the Buyer's obligation set forth in section 6.05(b) hereof to pay any FDIC insurance premiums or other assessments shall not be subject to the $500,000 exclusion set forth herein

                                   ARTICLE XII

                                  MISCELLANEOUS
                                  -------------

         Section 12.01 Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if it is in writing and served on the parties at the following addresses or such other address(es) as shall be furnished in writing by either party:

If to Seller:                                  With a copy to:

         Household Bank, f.s.b.                      Household Bank, f.s.b.
         2700 Sanders Road                           2700 Sanders Road
         Prospect Heights, IL  60070                 Prospect Heights, IL  60070
         Attention:  Chief Financial Officer         Attention:  General Counsel
         FAX:  847/205-7400                          FAX:  847/564-6001

If to Buyer:                                   With a copy to:

         Sun National Bank                           Richard Fisch, Esq.
         226 Landis Avenue                           One Franklin Square
         Vineland, New Jersey  08360                 1301 K Street, NW
         Attention: Ronald Seagraves                 Suite 700 East
         FAX:  609-696-8844                          Washington, D.C.   20005
                                                     FAX:     202/434-4661

Notices shall be either (i) personally delivered or sent by Federal Express or other nationally recognized overnight courier to the addresses set forth above, in which case they shall be deemed delivered on the date of delivery to said address; (ii) sent by registered or certified mail, return receipt requested, in which case they shall be deemed delivered three business days after deposit in the U.S. mail; or (iii) transmitted by facsimile and delivered as required by either (i) or (ii) above, in which case they shall be deemed delivered on the date of facsimile transmittal.

         Section 12.02 Expenses. Except as provided otherwise in this Agreement,
each  party  shall  pay  its  own  expenses  in  negotiating   and  closing  the
transactions contemplated by this Agreement.

         Section 12.03 Entire Agreement, Modifications. This Agreement shall include all of the Schedules attached hereto and all updates made thereto pursuant to Section 6.02, and all of

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such  Schedules  are  incorporated  herein  by this  reference.  This  Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No modification of this Agreement shall be binding unless executed in writing by both of the parties hereto.

         Section 12.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign any rights or delegate any obligations under this Agreement, or otherwise transfer any interest herein, without the prior written consent of the other party hereto, and any attempt to make any such assignment, delegation or transfer without such consent shall be void and of no effect. Notwithstanding the preceding sentence, (i) either party shall be permitted to assign all of its rights and delegate all of its obligations under this Agreement to any Person which acquires all or substantially all of the assets of such party or its parent, or any Person which merges with such party or its parent, or (ii) Buyer may assign this Agreement upon ten (10) days prior written notice on or before the Closing Date to Sun National Bank of Delaware, subject to the receipt by such entity of authority to operate as a bank.

         Section 12.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which, including those received via facsimile transmission, taken together shall constitute one instrument.

         Section 12.06 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, except to the extent matters may be governed as a matter of law by federal law.

         Section 12.07 Arbitration of Disputes. It is agreed that all disputes, claims and controversies between the parties to this Agreement, whether individual or joint in nature, arising from or in connection with this Agreement or otherwise, including, without limitation, contract, tort and other claims, which are not otherwise resolved between the parties shall be arbitrated pursuant to the Rules of the American Arbitration Association. Either party may file a request for arbitration in the State of Delaware and such filing shall bind the other party to such arbitration of such matter. Any disputes, claims or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning this Agreement, including any claim to rescind, reform, or otherwise modify any provision of this Agreement, shall also be arbitrated, provided, however, that no arbitrator shall have the right or power to enjoin or restrain any act of any party. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable.

         Section 12.08 Enforcement. In any action to enforce this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and expenses.


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         Section 12.09  Construction.  The parties hereto  acknowledge that each party hereto and its counsel have reviewed and revised this Agreement, and agree that the normal rule of construction to the effect that any ambiguities are to
be  resolved   against  the  drafting   party  shall  not  be  employed  in  the
interpretation of the Agreement. Except as expressly provided herein, no provision in this Agreement shall be construed to constitute any party hereto (or any of the directors, officers or employees thereof) the partner, agent or legal representative of any other party hereto. The underlined headings contained herein are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the interpretation hereof. Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. As used herein, the term "Laws" shall mean all federal, state, city and county laws, rules, regulations, orders, judgments, injunctions, decrees and awards (and interpretations thereof) applicable to either the parties hereto or the transactions contemplated hereby. As used herein, the term "Person" shall include without limitation any individual, corporation, partnership, trust, organization, firm or other entity, or any governmental or regulatory agency or other body. As used herein, the term "close of business" shall mean the close of business in Chicago, Illinois.

         Section 12.10 Severability. If any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful or unenforceable to any extent at any time after the Closing Date, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

         Section 12.11 Waiver. No failure or delay on the part of any party hereto in exercising any power, right or privilege hereunder shall operate as a waiver thereof; and no single or partial exercise of any such power, right or privilege shall preclude any other or further exercise thereof or of any other power, right or privilege. No waiver shall be binding unless in a writing executed by the party making the waiver.

         Section 12.12 Remedies Cumulative. Any and all remedies conferred by this Agreement are cumulative with all rights and remedies under the UCC and any other principles of law and equity. Such rights and remedies shall not impair the rights and remedies of either party incident to obligation that is collateral or ancillary to this Agreement.

         Section 12.13 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person (including without limitation any depositors, employees or creditors of any of the parties hereto) other than the parties hereto and their respective permitted successors and assigns, if any.